UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:  April 29, 2010)

COACHMEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

INDIANA	1-7160	35-1101097
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

2831 Dexter Drive, Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

(574) 266-2500
(Registrant’s telephone number,
including area code)

N / A
(Former Name or Former Address,
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

On April 29, 2010, Coachmen Industries, Inc. held its Annual Shareholders’ Meeting at the Christiana Creek Country Club in Elkhart, Indiana.  During the meeting, Robert J. Deputy, Richard M. Lavers and Edwin W. Miller were re-elected by shareholders to serve three-year terms on the Company’s board, which will expire in 2013.  Mr. Deputy was first elected to the Company’s board in 1998; Mr. Lavers was first elected to the board in 2007; while Mr. Miller was first elected in 1998.

As discussed in the Company’s proxy statement for the Annual Shareholders’ Meeting, the Company’s Chairman ruled that the nominations of Mr. Glenn Angiolillo, Mr. Avrum Gray and Mr. Robert S. Prather by GAMCO Asset Management were out of order for failure to comply with the Company’s bylaws.  Accordingly, the Company disallowed votes for Mr. Angiolillo, Mr. Gray and Mr. Prather.

The proposal to amend the Company’s Articles of Incorporation to authorize the change of the Company’s name to All American Group, Inc. was passed.

The Company will file another report on Form 8-K disclosing the vote totals not later than the close of business on Wednesday, May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACHMEN INDUSTRIES, INC.

Date:	April 29, 2010	By:	/s/ Martin Miranda

Martin Miranda, Secretary
Printed Name and Title